UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2005

                                   Dtomi, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27277
                            (Commission File Number)

                                   98-0207554
                        (IRS Employer Identification No.)

         950 S. Pine Island Road, Suite A150, Plantation, Florida 33324
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (954) 727-8364
               --------------------------------------------------
                (Former name or former address, if changed since
                                 last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective, March 29, 2005, the license pursuant to which Dtomi, Inc., a Nevada corporation ("Dtomi"), licenses the technology for its Air Spring Axle product has been terminated by the licensor, Lo-Tow Axles Pty. Ltd., an entity existing under the laws of Australia ("Lo-Tow"), the effect of which is that activities relating to the original axle design are effectively terminated. Dtomi had licensed the technology for the Air Spring Axle pursuant to an Exclusive Patent License Agreement (the "Patent License Agreement") dated December 10, 2004, by and among Dtomi, Lo-Tow and John Simpson ("Simpson"), a director of Dtomi. Lo-Tow submitted to Dtomi a notice to terminate the Patent License Agreement for Dtomi's failure to pay license fees. Dtomi consented to the notice to terminate on March 29, 2005. Dtomi continues to pursue the implementation of an Air Spring Axle product, using what it believes will be a simpler, more cost-effective design.

The Patent License Agreement provided Dtomi with exclusive rights to use the patent, develop and sell Dtomi's Air Spring Axle product, develop products based on the technology underlying the patent and to exclusively market such products for a term ending on May 19, 2019. The Patent License Agreement obligated Dtomi to pay a monthly license fee to Lo-Tow and to Simpson, the inventor of the technology, of $4,000 and $6,000, respectively. Additionally, the Patent License Agreement obligated Dtomi to, subject to certain terms and conditions, issue, not later than July 7, 2005, that number of shares of common stock of Dtomi to Lo-Tow and to Simpson such that Lo-Tow and Simpson would, upon issuance, hold 8.8% and 13.2% of all issued and outstanding shares of the Dtomi, respectively. The forgoing percentages were to be calculated based on Registrant's capitalization as of December 10, 2004. The termination of the Patent License Agreement terminates these and other obligations.

Despite the termination of the Patent License Agreement no directors or officers of Dtomi have resigned their positions. John R. Haddock will continue to serve as Chief Executive Officer and director, David M. Otto will continue to serve as Chairman of the Board of Directors and Secretary, and John Simpson will continue to serve as a director in order to pursue the implementation of a superior axle design and also explore expansion of the business through strategic acquisitions or mergers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DTOMI, INC.



Date: March 30, 2005                   By:   /s/ John Haddock
                                             -----------------------------------
                                             Name: John Haddock
                                             Title:  Chief Executive Officer